Exhibit 10.14
AMENDED AND RESTATED PATENT SECURITY AGREEMENT
     This AMENDED AND RESTATED PATENT SECURITY AGREEMENT (this “Agreement”), dated as of March 25, 2008 between MONEYGRAM INTERNATIONAL, INC., a Delaware corporation (“Grantor”), and JPMORGAN CHASE BANK, N.A., as Collateral Agent for the benefit of the Secured Parties (the “Collateral Agent”), amends and restates in its entirety that certain Patent Security Agreement, dated as of January 25, 2008 (the “Existing Patent Security Agreement”), which continues in effect as so amended and restated as set forth herein.
W I T N E S S E T H:
     WHEREAS, Grantor has entered into that certain Second Amended and Restated Credit Agreement dated as of even date herewith by and among Grantor, the Borrower, the Administrative Agent and the financial institutions so designated on the Commitment Schedule thereto (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);
     WHEREAS, Grantor has entered into that certain Amended and Restated Security Agreement of even date herewith (as amended, restated, amended and restated, modified or supplemented from time to time, the “Security Agreement”) with the Collateral Agent, for the benefit of the Secured Parties, pursuant to which Grantor has granted to the Collateral Agent a security interest in substantially all the assets of Grantor, including all right, title and interest of Grantor in, to and under all now owned and hereafter acquired Patents, and all proceeds thereof, to secure the payment of the Secured Obligations;
     WHEREAS, capitalized terms used but not defined herein are used in the manner provided in the Security Agreement and the Credit Agreement, as applicable;
     WHEREAS, Grantor owns the registered and pending Patents listed on Schedule 1 annexed hereto; and
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor does hereby grant to the Collateral Agent, for the benefit of the Secured Parties, a continuing security interest in all of Grantor’s right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the “Patent Collateral”), whether presently existing or hereafter created or acquired:
(1)	each Patent, including without limitation, each registered and pending Patent referred to in Schedule 1 annexed hereto, together with any reissues, continuations or extensions thereof; and

(2)	all proceeds of the foregoing, including, without limitation, any claim by Grantor against third parties for past, present or future infringement of any Patent, including, without limitation, any registered and pending Patent referred to in Schedule 1 annexed hereto.
The security interests are granted in furtherance, and not in limitation, of the security interests granted to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Security Agreement. Grantor hereby acknowledges and affirms that the rights and remedies of Collateral Agent with respect to the security interest in the Patent Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.
     This Agreement amends and restates in its entirety the Existing Patent Security Agreement which continues in effect as so amended and restated as set forth herein. Without limiting the generality of the immediately preceding sentence, the Liens granted under the Existing Patent Security Agreement (other than Permitted Liens), as so amended and restated as set forth in this Agreement, shall in all respects be and remain continuing, securing the payment of all of the Secured Obligations. The Grantor hereby reaffirms the security interests and Liens granted to the Collateral Agent for its benefit and the ratable benefit of the Lenders pursuant to the Existing Patent Security Agreement as so amended and restated herein.
[signature page follows]

     IN WITNESS WHEREOF, Grantor has caused this Patent Security Agreement to be duly executed by its duly authorized officer thereunto as of the date first written above.

MONEYGRAM INTERNATIONAL, INC.

By:	/s/ David J. Parrin

Name:	David J. Parrin

Title:	Executive Vice President and Chief Financial Officer

Acknowledged:

JPMORGAN CHASE BANK, N.A., as Collateral
Agent for the benefit of the Secured Parties

By:	/s/ Sabir Hashmy

Name:	Sabir Hashmy

Title:	Vice President

Signature Page to Patent Security
Agreement